UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM 8-K __________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2015
Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-197002 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
240 Greenwich Avenue Greenwich, Connecticut 06830 (203) 861-0900 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________
Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01 Other Events

On March 2, 2015, Townsquare Media, Inc. (the "Company") issued a press release announcing the delivery of a conditional notice of redemption to the trustee of the outstanding 9.00% senior notes due 2019 (the “Notes”) issued by Townsquare Radio, LLC and Townsquare Radio, Inc., the Company’s wholly-owned subsidiaries. The Notice calls for the redemption of the remaining $410.9 million aggregate principal amount of the Notes on April 1, 2015 and is conditioned on the completion by the Company of refinancing transactions, which are expected to include a new senior secured credit facility and an offering of new unsecured senior notes, which together will refinance the Company’s existing senior secured credit facility and the Notes (the “Refinancing Transactions”). The redemption price for the Notes is 106.750% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date, in accordance with the provisions of the indenture governing the Notes. There can be no assurance that the Refinancing Transactions will be completed as contemplated or at all. In the event the Refinancing Transactions are not completed as contemplated, the Notes will not be redeemed. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Number                        Exhibit

99.1                        Press release, dated March 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNSQUARE MEDIA, INC.

By:

/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Chief Financial Officer

Date: March 2, 2015

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